Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The PNC Financial Services Group, Inc. of our report dated February 28, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The PNC Financial Services Group, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 26, 2019